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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported)
                                December 11, 2000



                             FIDELITY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                  000-29182                 11-3292094
    (State or other              (Commission              (IRS Employer
    jurisdiction of              File Number)            Identification No.)
     incorporation)


                  80-02 Kew Gardens Road, Kew Gardens, NY 11415
               (Address of principal executive offices) (Zip Code)


       (Registrant's telephone number, including area code): 718/520-6500
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                           PART II. OTHER INFORMATION

ITEM 5.   OTHER EVENTS.

         On December 11, 2000, we issued to M&K Equities, Ltd., a New York corporation which is an affiliate of Jeffrey Weiner, a member of our board of directors ("M&K"), a certain senior subordinated secured promissory note in the principal amount of $2,000,000 (the "Note") in consideration of a $2,000,000 loan from M&K (the "Loan"). The Note is due on December 11, 2002 (the "Maturity Date") at a rate per annum of ten percent (10%). Interest under the Note is payable in monthly installments with all outstanding principal and interest due on the Maturity Date. In order to induce M&K to make the Loan, we also agreed to grant a lien on and security interest in all of our assets, other than our technology assets, as collateral security for the due payment and performance of all indebtedness, liabilities and obligations under the Note, which collateral is set forth in a security agreement, subject to prior senior liens (the "Security Agreement"). Mr. Weiner also received options under the 1999 Employee Stock Option Plan to purchase 250,000 shares of Common Stock at an exercise price of $0.47.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

            (c)   Exhibits.

                  10.80 Senior Secured Promissory Note due December 11, 2002 dated December 11, 2000.

                  10.81 Security And Pledge Agreement dated December 11, 2000 between Fidelity Holdings, Inc. and M&K Equities, Ltd.
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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FIDELITY HOLDINGS, INC.
                                              (Registrant)



                                         /s/ Bruce Bendell
                                         ---------------------------------------
                                         Bruce Bendell, Chief Executive Officer


Dated: December 20, 2000


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